              [Letterhead of Morris, Nichols, Arsht & Tunnell LLP]

                                  May 15, 2006

Schroder Capital Funds (Delaware)
P.O. Box 8507
Boston, Massachusetts 02266

                  Re:      Schroder Capital Funds (Delaware)
                           ---------------------------------

Ladies and Gentlemen:

     We have acted as special Delaware counsel to Schroder Capital Funds
(Delaware), a Delaware statutory trust (the "Trust"), in connection with certain matters relating to the issuance of Advisor Class Shares (the "Shares") of the
Schroder International Alpha Fund and Schroder U.S. Opportunities Fund Series of
the Trust. Capitalized terms used herein and not otherwise herein defined are used as defined in the Amended and Restated Trust Instrument of the Trust dated as of February 5, 2002 (the "Governing Instrument").

     In rendering this opinion, we have examined and relied on copies of the following documents, each in the form provided to us: the Certificate of Trust of the Trust as filed in the Office of the Secretary of State of the State of
Delaware (the "State Office") on September 7, 1995; the Trust Instrument of the
Trust dated as of September 6, 1995, as amended on September 17, 1996, and as restated on March 13, 1998 (as in effect from time to time, the "Original
Governing Instrument"); the Governing Instrument; the Minutes of the Meeting of
the Board of Directors/Trustees of the Trust dated as of September 13, 1995; a
Consent and Action in Lieu of Meeting of the Trust dated May 3, 1996; the
Written Consent of the Trustees of the Trust dated as of October 8, 2001;
Minutes of the Meetings of the Board of Trustees of the Trust dated as of March
15, 1996, November 26, 1996, June 4, 1997, June 15, 1998, September 14, 1998,
May 14, 2002, February 6, 2003 and March 7, 2006; the By-laws of the Trust dated as of September 8, 1995, as amended as of October 8, 2001 and as amended and restated as of December 9, 2003, October 4, 2004 and December 7, 2004 (as in
effect from time to time, the "By-laws"); Post-Effective Amendment No. 86 to the
Registration Statement under the Securities Act of 1933 on Form N1-A of the
Trust filed with the Securities and Exchange Commission on March 9, 2006 (the
"Registration Statement" and, together with the Original Governing Instrument and the Governing Instrument, as applicable, the By-laws and all of the foregoing actions by the Trustees of the Trust, the "Governing Documents"); the
Trust's Notification of Registration Filed Pursuant to Section 8(a) of the
Investment Company Act of 1940 on Form N-8A filed with the Securities and
Exchange Commission on January 8, 1996; and a certification of good standing of the Trust obtained as of a recent date from the State Office. In such examinations, we have assumed the genuineness

Schroder Capital Funds (Delaware)
May 15, 2006

of all signatures, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, and the legal capacity of natural persons to complete the execution of documents. We have further assumed for the purpose of this opinion: (i) the due formation or organization, valid existence and good standing of each entity (other than the
Trust) that is a party to any of the documents reviewed by us under the laws of the jurisdiction of its respective formation or organization; (ii) the due adoption, authorization, execution and delivery by, or on behalf of, each of the parties thereto of the above-referenced resolutions, instruments, certificates and other documents, and of all documents contemplated by the Governing
Documents to be executed by investors acquiring Shares; (iii) the payment of consideration for Shares, and the application of such consideration, as provided in the Governing Documents, and compliance with the other terms, conditions and restrictions set forth in the Governing Documents in connection with the issuance of Shares (including, without limitation, the taking of all appropriate action by the Trustees to designate Series of Shares and classes thereof and the rights and preferences attributable thereto as contemplated by the Original
Governing Instrument or the Governing Instrument, as applicable); (iv) that appropriate notation of the names and addresses of, the number of Shares held by, and the consideration paid by, Shareholders will be maintained in the appropriate registers and other books and records of the Trust in connection with the issuance, redemption or transfer of Shares; (v) that no event has occurred subsequent to the filing of the Certificate that would cause a termination or reorganization of the Trust or any Series or class thereof under
Section 11.04 or Section 11.05 of Article XI of the Original Governing
Instrument or the Governing Instrument, as applicable; (vi) that the Trust became, prior to or within 180 days following the first issuance of beneficial interests therein, a registered investment company under the Investment Company
Act of 1940, as amended (the "1940 Act"); (vii) that the activities of the Trust have been and will be conducted in accordance with the terms of the Original
Governing Instrument or the Governing Instrument, as applicable, and the
Delaware Statutory Trust Act, 12 Del. C. ss.ss. 3801 et seq. (the "Delaware
Act"); and (viii) that each of the documents examined by us is in full force and effect, expresses the entire understanding of the parties thereto with respect to the subject matter thereof and has not been amended, supplemented or otherwise modified except as herein referenced. No opinion is expressed herein with respect to the requirements of, or compliance with, federal or state securities or blue sky laws. Further, we have not participated in the preparation of the Registration Statement or any other offering documentation relating to the Trust or the Shares and we assume no responsibility for their contents. As to any facts material to our opinion, other than those assumed, we have relied without independent investigation on the above-referenced documents and on the accuracy, as of the date hereof, of the matters therein contained.

     Based on and subject to the foregoing, and limited in all respects to matters of Delaware law, it is our opinion that:

     1. The Trust is a duly formed and validly existing statutory trust in good standing under the laws of the State of Delaware.

     2. When issued to Shareholders in accordance with the terms, conditions, requirements and procedures and for the consideration set forth in the Governing
Documents,

Schroder Capital Funds (Delaware)
May 15, 2006

the Shares will constitute legally issued, fully paid and non-assessable Shares of beneficial interest in the Trust.

     We hereby consent to the filing of a copy of this opinion with the
Securities and Exchange Commission as a post-effective amendment to the Trust's
Registration Statement on Form N-1A as filed with the Securities and Exchange
Commission. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the
Securities Act of 1933, as amended, or the rules and regulations of the
Securities and Exchange Commission thereunder. Except as provided in this paragraph, the opinion set forth above is expressed solely for the benefit of the addressee hereof in connection with the matters contemplated hereby and may not be relied upon for any other purpose or by any other person or entity without our prior written consent. This opinion speaks only as of the date hereof and is based on our understandings and assumptions as to present facts and our review of the above-referenced documents and the application of Delaware law as the same exist on the date hereof, and we undertake no obligation to update or supplement this opinion after the date hereof for the benefit of any person or entity with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect.

                                          Sincerely,

                                          MORRIS, NICHOLS, ARSHT & TUNNELL LLP

                                          /s/ David A. Harris
                                          David A. Harris